Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly report of Alpine Air Express, Inc. (the "Company") on Form 10-QSB for the period ending July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Eugene R. Mallette, Chief Executive Officer, and Leslie Hill, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: 9-22-03                             /s/ Eugene R. Mallette
      ---------                           -----------------------
                                          Eugene R. Mallette
                                          Chief Executive Officer

Dated: 9-22-03
      ---------                           /s/ Leslie Hill
                                          -----------------------
                                          Leslie Hill
                                          Chief Financial Officer